                                                                     Exhibit 4.5


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                                  ONEOK, INC.

                      6.40% SENIOR INSURED QUARTERLY NOTES

                              Due February 1, 2019

                                 ------------

                         FOURTH SUPPLEMENTAL INDENTURE

                         Dated as of February 17, 1999

                                 ------------

                   Chase Bank of Texas, National Association

                                    TRUSTEE


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

          THIS FOURTH SUPPLEMENTAL INDENTURE is made as of the seventeenth day of February, 1999, by and between ONEOK, Inc., an Oklahoma corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                             W I T N E S S E T H :

          WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 24, 1998 (the "Original Indenture"), with the Trustee;

          WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Fourth Supplemental Indenture, is herein called the "Indenture";

          WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

          WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

          WHEREAS, all conditions necessary to authorize the execution and delivery of this Fourth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                     6.40% Senior Insured Quarterly Notes

          SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 6.40% Senior Insured Quarterly Notes due February 1, 2019 (the "Senior Insured Quarterly Notes").

          There are to be authenticated and delivered $100,000,000 principal amount of Senior Insured Quarterly Notes to be issued at 100% of principal amount, and no further Senior Insured Quarterly Notes shall be authenticated and delivered except as provided by Section 307 of the Original Indenture. The Senior Insured Quarterly Notes shall be issued in definitive fully registered form.

          The Senior Insured Quarterly Notes shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto. The initial Depositary with respect to the Senior Insured Quarterly Notes shall be The Depository Trust Company.

          The Company will not pay Additional Amounts, as defined in Section 1008 of the Original Indenture.

          The form of the Trustee's Certificate of Authentication for the Senior Insured Quarterly Notes shall be in substantially the form set forth in Exhibit B hereto.

          The Senior Insured Quarterly Notes shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date.

          The interest rate on the Senior Insured Quarterly Notes will not be reset pursuant to Section 308(b) of the Original Indenture and the stated maturity shall not be extended pursuant to Section 309 of the Original Indenture.

          SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

          "Insurance Trustee" means State Street Bank and Trust Company, N.A., 61 Broadway, 15th Floor, New York, NY 10006, or any successor thereto, as the insurance paying agent under the Policy.

          "Insurer" means MBIA Insurance Corporation.

          "Interest Payment Dates" means February 1, May 1, August 1 and November 1 of each year.

          "Original Issue Date" means February 17, 1999.

          "Policy" shall mean the financial guaranty insurance policy issued by the Insurer insuring the payment when due of the principal of and interest on the Senior Insured Quarterly Notes as provided therein.

          "Regular Record Date" means the 15th calendar day of the month preceding the respective Interest Payment Date (whether or not a Business Day).

          "Stated Maturity" means February 1, 2019.

          SECTION 103. Payment of Principal and Interest. The principal of the Senior Insured Quarterly Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Senior Insured Quarterly Notes shall bear interest at the rate of 6.40% per annum until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Senior Insured Quarterly Notes are registered on the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may be paid to the Person or Persons in whose name the Senior Insured Quarterly Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Senior Insured Quarterly Notes not less than ten days prior to such Special Record Date.

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

          Payments of interest on the Senior Insured Quarterly Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Senior Insured Quarterly Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

          Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Senior Insured Quarterly Notes shall be made upon surrender of the Senior Insured Quarterly Notes at the office or agency of the Company in the Borough of Manhattan, City and State of New York or the Corporate Trust Office of the Trustee. The principal of and interest on the Senior Insured Quarterly Notes shall be paid in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

          SECTION 104. Denominations. The Senior Insured Quarterly Notes may be issued in denominations of $1,000, or any integral multiple thereof.

          SECTION 105. Global Securities. The Senior Insured Quarterly Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Senior Insured Quarterly Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Senior Insured Quarterly Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

          Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing Senior Insured Quarterly Notes shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

          A Global Security shall be exchangeable for Senior Insured Quarterly Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable or (iii) there shall have occurred an Event of Default with respect to the Senior Insured Quarterly Notes.

          SECTION 106. Payments to the Trustee. The Company shall make all payments due on the Senior Insured Quarterly Notes by 2 p.m. New York time on the second day

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next proceeding any date on which payment of principal of or interest on the
Senior Insured Quarterly Notes is due.

          SECTION 107. Transfer. No service charge will be made for any transfer or exchange of Senior Insured Quarterly Notes, but payment will be required of a sum sufficient to cover any tax or other governmental changes that may be imposed in connection therewith.

          SECTION 108. Redemption at the Company's Option. The Senior Insured Quarterly Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after February 1, 2003, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

          In the event of redemption of the Senior Insured Quarterly Notes in part only, new Senior Insured Quarterly Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

          SECTION 109.  Redemption at the Holder's Option.  For purposes of this
Section 109, a "Beneficial Owner" means the Person who has the right to sell, transfer or otherwise dispose of an interest in Senior Insured Quarterly Notes and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder thereof. In general, a determination of beneficial ownership in the Senior Insured Quarterly Notes will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

          Unless the Senior Insured Quarterly Notes have been declared due and payable prior to their maturity by reason of an Event of Default, the Representative (as hereinafter defined) of a deceased Beneficial Owner has the right to request redemption prior to Stated Maturity of all or part of his interest, expressed in integral multiples of $1,000 principal amount, in the Senior Insured Quarterly Notes, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem, during the period from the Original Issue Date until (but not including) February 1, 2000 (the "Initial Period"), and during each twelve-month period thereafter up to (but not including) each February 1 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner any interest in the Senior Insured Quarterly Notes which exceeds an aggregate principal amount of $30,000 or (ii) interests in the Senior Insured Quarterly Notes in an aggregate principal amount exceeding $3,000,000. A request for redemption may be initiated by the Representative of a deceased Beneficial Owner at any time and in any principal amount in integral multiples of $1,000. If the Company, although not obligated to do so, chooses to redeem interests of any deceased Beneficial Owner in the Senior Insured Quarterly Notes in the Initial Period or any Subsequent Period in excess of the $30,000 limitation, such redemption, to the extent that it exceeds the $30,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $3,000,000 limitation for such Initial Period or such Subsequent Period, as the case may be, or for any succeeding Subsequent Period.

          Subject to the $30,000 and $3,000,000 limitations, the Company will, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Senior Insured Quarterly Notes within 60 days following receipt by the Trustee of a Redemption Request (as herein defined). The Trustee will notify the Company promptly after receipt of any

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Redemption Request and the Company will provide all funds necessary for such redemption prior to the date of redemption to the Paying Agent. If Redemption Requests exceed the aggregate principal amount of interests in Senior Insured Quarterly Notes required to be redeemed during the Initial Period or during any Subsequent Period, then such excess Redemption Requests will be applied in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. All Redemption Requests will be redeemed in the order in which the trustee receives the Redemption Request.

          A request for redemption of an interest in the Senior Insured Quarterly Notes may be initiated by the personal representative or other Person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety or tenant(s) in common (each, a "Representative"). The Representative shall deliver a request to the Participant through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial owner, evidence of the authority of the Representative satisfactory to the Participant, such waivers, notices or certificates as may be required under applicable state or federal law and such other evidence of the right to such redemption as the Participant shall require. The request shall specify the principal amount of the interest in the Senior Insured Quarterly Notes to be redeemed. The Participant shall thereupon deliver to the Depositary a request for redemption substantially in the form attached as Exhibit C hereto (a "Redemption Request"), accompanied by the documents submitted to the Participant as above provided, and the Depositary will forward substantially the same to the Trustee, in addition to such information as the Trustee and the Company shall reasonably require. Documents accompanying Redemption Requests shall be in form satisfactory to the Company. The Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility for reviewing any documents accompanying a Redemption Request or for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Senior Insured Quarterly Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

          The price to be paid by the Company for interests in the Senior Insured Quarterly Notes to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued but unpaid interest to the date of payment. Subject to arrangements with the Depositary, payment for interests in the Senior Insured Quarterly Notes which are to be redeemed shall be made to the Depositary upon presentation of Senior Insured Quarterly Notes to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. The principal amount of any Senior Insured Quarterly Notes acquired or redeemed by the Company other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this
Section 109 shall not be included in the computation of either the $30,000 or the $3,000,000 limitation for the Initial Period or for any Subsequent Period.

          For purposes of this Section 109, an interest in Senior Insured Quarterly Notes held in tenancy by the entirety, joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a Person who, during his

                                       5
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lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Senior Insured Quarterly Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Company. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh [H.R. 10] plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one Person has substantially all of the rights of a Beneficial Owner during such Person's lifetime.

          In the case of any Redemption Request which is presented pursuant to this Section 109 and which has not been fulfilled at the time the Company gives notice of its election to redeem Senior Insured Quarterly Notes pursuant to
Section 108 hereof, such interest or portion thereof shall not be subject to redemption pursuant to such Section 108, but shall remain subject to redemption pursuant to this Section 109.

          Subject to the provisions of the immediately preceding sentence, any Redemption Request may be withdrawn by the Person(s) presenting the same upon delivery of a written request for such withdrawal given by the Depositary to the Trustee prior to payment of such Redemption Request.

          During such time or times as, in accordance with Section 105 hereof, the Senior Insured Quarterly Notes are not represented by a Global Security and are issued in definitive form, all references in this Section 109 to Participants and the Depositary, including the Depositary's governing rules, regulations and procedures shall be deemed deleted, all determinations which under this Section 109 the Participants are required to make shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Senior Insured Quarterly Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), all redemption requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to the Company, and shall be in the form of a Redemption Request (with appropriate changes to reflect the fact that such Redemption Request is being executed by a Representative) and, in addition to all documents that are otherwise required to accompany a Redemption Request, shall be accompanied by the Senior Insured Quarterly Notes that are the subject of such request.

          SECTION 110. Other Terms. The Senior Insured Quarterly Notes will not have a sinking fund.

          Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

          Any redemption of less than all of the Senior Insured Quarterly Notes shall, with respect to the principal thereof, be divisible by $1,000.

          Except as provided herein, the Senior Insured Quarterly Notes will not be redeemable.

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                                  ARTICLE  2

                         Special Insurance Provisions

          SECTION 201. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right remedy or claim conferred, given or granted hereunder.

          SECTION 202. Notices and Information. (a) The Company shall furnish to the Insurer:

               (1) Any notice that is required to be given to a Holder of the Senior Insured Quarterly Notes or to the Trustee pursuant to the Indenture.

               (2) As soon as practicable after the filing thereof, a copy of any financial statement of the Company and a copy of any audit and annual report of the Company; a copy of any notice to be given to the registered owners of the Senior Insured Quarterly Notes including, without limitation, notice of any redemption of or defeasance of the Senior Insured Quarterly Notes; and such additional information it may reasonably request.

          (b) The Company will permit the Insurer to have access to and to make copies of all books and records relating to the Senior Insured Quarterly Notes at any reasonable time.

          (c) The Insurer shall have the right to direct an accounting at the Company's expense, and the Company's failure to comply with such direction within thirty days after receipt of written notice of the direction from the Insurer shall be deemed a default hereunder; provided, however, that if compliance cannot occur within such period, then such period will be extended so long as compliance is begun within such period and diligently pursued, but only if such extension would not materially adversely affect the interests of any registered owner of the Senior Insured Quarterly Notes.

          (d) Notwithstanding any other provision of the Indenture, the Trustee and the Company shall immediately notify the Insurer in accordance with Section 206 if at any time after such amounts are due to be paid to the Trustee or Paying Agent there are insufficient moneys to make any payments of principal and/or interest as required and promptly upon the occurrence of any Event of Default hereunder.

          All notices and information required to be given to the Insurer shall be in writing and shall be sent by overnight delivery to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504 (Fax number: (914) 765-3799).

          SECTION 203. Concerning the Special Insurance Provisions. The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

          SECTION 204. Amendments or Supplements. Any provision of the Indenture may not be amended in any manner without the prior written consent of the Insurer.

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          SECTION 205.  Defeasance.  Notwithstanding anything herein to the contrary, in the event that the principal and/or interest due on the Senior Insured Quarterly Notes shall be paid by the Insurer pursuant to the Policy, the Senior Insured Quarterly Notes shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of moneys held in trust by the Trustee and all covenants, agreements and other obligations of the Company to the registered owners shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such registered owners.

          SECTION 206. Rights of Insurer Controlling. Anything herein to the contrary notwithstanding, if the Insurer is not in default of its obligation to make payments under the Policy, for all purposes except with respect to the rights provided in Section 902 of the Original Indenture for actions that require consent of all of the Holders of Outstanding Senior Insured Quarterly Notes and the right of redemption contained in Section 109 of this Fourth Supplemental Indenture, the Insurer shall be deemed to be the owner of all Senior Insured Quarterly Notes then Outstanding for all purposes (including, without limitation, all approvals, consents, waivers, authorizations, directions, inspections and the institution of any action), and shall have the exclusive right to exercise or direct the exercise of remedies on behalf of the owners of Senior Insured Quarterly Notes in accordance with the terms hereof following an Event of Default, and the principal of all Senior Insured Quarterly Notes Outstanding may not be declared to be due and payable immediately without the prior written consent of the Insurer.

          SECTION 207. Payments Under the Insurance Policy. (a) If, as of the second day next preceding any date on which payment of principal of or interest on the Senior Insured Quarterly Notes is due, there are insufficient moneys available hereunder to pay all principal and interest coming due on the Senior Insured Quarterly Notes on the next succeeding Interest Payment Date or at Stated Maturity, the Trustee shall immediately notify the Insurer or its designee by telephone or telegraph, confirmed in writing by registered or certified mail, of the amount of the deficiency.

          (b) If the deficiency is made up in whole or in part prior to or on the Interest Payment Date or at Stated Maturity, the Trustee shall so notify the Insurer or its designee.

          (c) In addition, if the Trustee has notice that any of the Noteholders have been required to disgorge payments of principal or interest on Senior Insured Quarterly Notes to the Company or to the Trustee in bankruptcy for creditors or others pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes a voidable preference to such Noteholders within the meaning of any applicable bankruptcy laws, then the Trustee shall notify the Insurer or its designee of such fact by telephone or telegraphic notice, confirmed in writing by registered or certified mail.

          (d) The Trustee is hereby irrevocably designated, appointed, directed and authorized to act as attorney-in-fact for Noteholders of the Senior Insured Quarterly Notes as follows:

          (i) if and to the extent there is a deficiency in amounts required to pay interest on the Senior Insured Quarterly Notes, the Trustee shall (A) execute and deliver to the Insurance Trustee, in form satisfactory to the Insurance Trustee, an instrument appointing the Insurer as agent for such Noteholders in any legal proceeding related to the payment of such interest and an assignment to the Insurer of the claims for interest to which such deficiency relates and which are paid by the Insurer, (B) receive as designee of the respective Noteholders (and not as Trustee) in accordance with the tenor of the Policy payment from the Insurance Trustee with respect to the claims for interest so assigned and
     (C) disburse the same to such respective Noteholders; and

          (ii) if and to the extent of a deficiency in amounts required to pay principal of the Senior Insured Quarterly Notes, the Trustee shall (A) execute and deliver to the Insurance Trustee an instrument appointing the Insurer as agent for the Noteholders in any legal proceeding relating to the payment of such principal and an assignment to the Insurer of any of the Senior Insured Quarterly Notes surrendered to the Insurance Trustee of so much of the principal amount thereof as has not previously been paid or for which moneys are not held by the Trustee and available for such payment (but such assignment shall be delivered only if payment from the Insurance Trustee is received for such amount, (B) receive as designee of the respective Noteholders (and not as Trustee) in accordance with the tenor of the Policy payment therefor from the Insurance Trustee and (C) disburse the same to such Noteholders.

          (e) Payments with respect to claims for interest on and principal of Senior Insured Quarterly Notes disbursed by the Trustee from proceeds of the Policy shall not be considered to discharge the obligation of the Company with respect to such Senior Insured Quarterly Notes, and the Insurer shall become the owner of such unpaid Senior Insured Quarterly Notes and claims for interest to the extent of its payment thereof in accordance with the tenor of the assignment made to it under the provisions of this subsection or otherwise.

          (f) Irrespective of whether any such assignment is executed and delivered, the Company and the Trustee hereby agree for the benefit of the Insurer that:

          (i) they recognize that to the extent the Insurer makes payments, directly or indirectly (as by paying through the Trustee), on account of principal of or interest on the Senior Insured Quarterly Notes, the Insurer will be subrogated to the rights of such Noteholders to receive the amount of such principal and interest from the Company, with interest thereon as provided and solely from the sources stated herein and in the Senior Insured Quarterly Notes; and

          (ii) they recognize that to the extent the Insurer makes payment the Company will be obligated accordingly to pay to the Insurer the amount of such principal and interest (including principal and interest recovered under subparagraph (ii) of the first paragraph of the Insurance Policy, which principal and interest shall be deemed past due and not to have been paid), with interest thereon as provided herein and in the Senior Insured Quarterly Notes, but only from the sources and in the manner provided herein for the payment of principal of and interest on the Senior Insured Quarterly Notes to Noteholders and will otherwise treat the Insurer as the owner of such rights to the amount of such principal and interest.

          SECTION 208.  Insurer's Rights Concerning the Trustee.
                        ---------------------------------------

          (a) The Trustee or Paying Agent may be removed at any time, at the request of the Insurer, for any breach of its duties as set forth in the Indenture.

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

          (b) The Insurer shall receive prompt written notice of any Trustee or Paying Agent resignation.

          (c) Every successor Trustee appointed pursuant to the Section shall be a trust company or bank in good standing located in or incorporated under the laws of the United States or any State thereof, duly authorized to exercise trust powers and subject to examination by federal or state authority, having a reported capital and surplus of not less than $75,000,000 and acceptable to the Insurer. Any successor Paying Agent shall not be appointed unless the Insurer approves such successor in writing.

          (d) Notwithstanding any other provision of the Indenture, in determining whether the rights of the Holders of Senior Insured Quarterly Notes will be adversely affected by any action taken pursuant to the terms and provisions of the Indenture, the Trustee or Paying Agent shall consider the effect on the Holders of Senior Insured Quarterly Notes as if there were no Policy.

          (e) Notwithstanding any other provision of the Indenture, no removal, resignation or termination of the Trustee or Paying Agent shall take effect until a successor, acceptable to the Insurer, shall be appointed.

          SECTION 209. Insurer's Right to Accelerate, etc. Anything in the Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, so long as the Policy shall be in full force and effect and the Insurer is not in default under the terms of the Policy, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of Senior Insured Quarterly Notes or the Trustee for the benefit of the Holders of Senior Insured Quarterly Notes under the Indenture, including, without limitation: (i) the right to accelerate the principal of the Senior Insured Quarterly Notes as described in the Indenture, and (ii) the right to annul any declaration of acceleration, and the Insurer shall also be entitled to approve all waivers of Events of Default.

                                   ARTICLE 3

                           Miscellaneous Provisions

          SECTION 301. Recitals by Company. The recitals in this Fourth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Senior Insured Quarterly Notes and of this Fourth Supplemental Indenture as fully and with like effect as if set forth herein in full.

          SECTION 302. Ratification and Incorporation of Original Indenture. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fourth Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in case of conflict between this Fourth Supplemental Indenture and the Original Indenture, this Fourth Supplemental Indenture shall control.

          SECTION 303. Executed in Counterparts. This Fourth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

          SECTION 304. Parties Interested Herein. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Insurer, the Paying Agent and the registered owners of the Senior Insured Quarterly Notes, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Insurer, the Paying Agent and the registered owners of the Senior Insured Quarterly Notes.

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

          IN WITNESS WHEREOF, each party hereto has caused this Fourth Supplemental Indenture to be signed in its name and behalf by its duly authorized officers or signatories, all as of the day and year first above written.

                                       ONEOK, INC.


                                       By:
                                           ------------------------------------
                                       Name:   Jerry D. Neal
                                       Title:  Vice President and Treasurer


                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION, as Trustee


                                       By:
                                           ------------------------------------
                                       Authorized Signatory

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